Exhibit 10.2

AETERNUM RESOURCES

CONTRACT OF EMPLOYMENT

between

AETERNUM SA (PTY) LTD

(Registration Number: 2026 / 422441 / 07) (“the Company”)

and

PIETER SCHOLTZ

(“the Employee”)

621015 5032 088

Position: Chief Financial Officer

Commencement Date: 10 August 2026

Base of Operations: Pretoria, South Africa, with business travel to international businesses as operationally required

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TABLE OF CONTENTS

1.	Introduction	3
2.	Interpretation and Definitions	3
3.	Appointment, Position, Commencement Date and Term	3
4.	Place of Work and Travel to Foreign or International Businesses	4
5.	Hours of Work	4
6.	Remuneration	4
7.	Foreign or International Business Travel Allowance	5
8.	Benefits	5
9.	Performance Bonus	6
10.	Annual Leave	6
11.	Sick Leave	7
12.	Family Responsibility and Other Statutory Leave	7
13.	Duties of the Employee	7
14.	Health, Safety and Travel Risk	7
15.	Confidentiality	8
16.	Intellectual Property	8
17.	Termination	8
18.	Return of Company Property	9
19.	Data Protection	9
20.	General	9
Signature
Annexure A - Remuneration and Benefits
Annexure B - Required Supporting Documents

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1. INTRODUCTION

1.1	Aeternum SA (Pty) Ltd (“the Company”) is pleased to offer the Employee employment on the terms and conditions recorded in this Contract of Employment (“this Agreement”), which is entered into in accordance with the laws of the Republic of South Africa, including the Basic Conditions of Employment Act, 1997 (“the BCEA”) and the Labour Relations Act, 1995 (“the LRA”).

1.2	Annexure A to this Agreement sets out the details of the Employee’s remuneration and benefits and forms part of this Agreement.

1.3	Annexure B to this Agreement sets out the supporting documents the Employee must provide to the Company, and forms part of this Agreement.

1.4	This Agreement, together with Annexure A and Annexure B, constitutes the written particulars of employment required in terms of section 29 of the BCEA.

2. INTERPRETATION AND DEFINITIONS

2.1	In this Agreement, unless the context indicates otherwise, the following words bear the meanings set out below, and cognate expressions bear corresponding meanings:

2.1.1	“Aeternum Group” or “Group” means Aeternum SA (Pty) Ltd and any of its holding, subsidiary or associated companies, including foreign and international Aeternum Resources’ operations;

2.1.2	“Company” means Aeternum SA (Pty) Ltd, registration number 2026 / 422441 / 07, with its registered office at Colab Building, 194 Bancor Ave, Menlyn Maine, Pretoria;

2.1.3	“Commencement Date” means 10 August 2026, being the date on which the Employee’s employment under this Agreement begins;

2.1.4	“Employee” means Pieter Scholtz, Identity Number 621015 5032 088;

2.1.5	“Foreign or International Business Travel Working Days” means each calendar day, or part thereof, on which the Employee is present in a foreign or international country where the Company has businesses, for the purpose of performing his duties on a business trip, including reasonable travel days to and from the foreign country, approved in advance by the Company;

2.1.6	“BEC” or “Package” means the Employee’s monthly Basic Employment Cost referred to in clause 6 and Annexure A;

2.1.7	“Termination Date” means the date on which the Employee’s employment under this Agreement terminates for any reason.

2.2	Clause headings are for convenience only and do not affect the interpretation of this Agreement. Words importing one gender include the other; the singular includes the plural and vice versa.

3. APPOINTMENT, POSITION, COMMENCEMENT DATE AND TERM

3.1	The Employee is appointed to, and accepts, the position of Chief Financial Officer, reporting to the Chief Executive Officer or such other person as the Company may designate from time to time.

3.2	The Commencement Date of this Agreement is 10 Aug 2026.

3.3	This Agreement commences on the Commencement Date and continues for an indefinite period, until terminated in accordance with clause 17 or otherwise in accordance with law.

3.4	The Employee warrants that he is legally entitled to work in the Republic of South Africa and, for the purposes of any business travel referred to in clause 4, will hold or obtain (with the Company’s reasonable assistance) any visa, work permit or other authorisation required to enter and work in any foreign or international businesses of the Company. The Employee shall cooperate with the Company in obtaining any visas, work permits, travel authorizations, vaccinations, or regulatory approvals required for approved foreign business travel, with the Company providing reasonable assistance and bearing the associated business costs.

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3.5	This Agreement, and the Employee’s continued employment, is subject to the Employee providing the Company with certified copies of the documents listed in Annexure B, to the Company’s reasonable satisfaction, on or before 31 August 2026, or such later date as the Company may allow.

4. PLACE OF WORK AND TRAVEL TO ANY FOREIGN OR INTERNATIONAL BUSINESSES

4.1	The Employee’s principal place of work is the Company’s Pretoria office / Aeternum SA operations (“Pretoria Base”).

4.2	Given the nature of the Group’s operations, the Employee will, from time to time and on reasonable notice, be required to travel on business trips to operations, projects, offices and business locations of the Aeternum Group within and outside South Africa, including but not limited to Nigeria. Periods to be determined by the Company’s operational requirements.

4.3	Business travel to any foreign or international country does not constitute a permanent relocation or secondment unless separately agreed in writing between the parties, and the Employee’s principal place of work for the purposes of this Agreement remains Pretoria, South Africa.

4.4	The Company will arrange and pay for reasonable flights, visas, in-country transport and accommodation associated with the Employee’s business trips to and stay in any foreign or international country, in accordance with Company travel policy. The onus is on the Employee to have a valid passport to travel to the foreign or international country.

4.5	The Company may acquire new mines/projects elsewhere in the future. Such details will be communicated and, if it is a requirement for the Employee to travel to such countries, this will be communicated with the Employee.

4.6	Due to the seniority of the role, the employee is allowed to travel business class to foreign destination long haul flights greater than 6 hours from South Africa. The Company will in addition pay for comprehensive business travel insurance for the duration of the period of travel. The risk benefit cover includes emergency medical services and evacuation cover. There is provision for security cover in countries where this is required.

5. HOURS OF WORK

5.1	The Employee will work the Company’s normal working hours which will be communicated from time to time. The working hours are currently 45 hours per week.

5.2	Given the seniority and nature of the Employee’s role as Chief Financial Officer, he may on occasion be required to work reasonable additional hours necessary for the proper performance of his duties, including while on business trips in any foreign or international businesses. The Employee acknowledges that, as a senior managerial employee, sections 9 to 16 of the BCEA (regulating ordinary hours of work, overtime, and related matters) do not apply to him, in accordance with section 6(1) of the BCEA.

6. REMUNERATION

6.1	The Employee will be paid a monthly Basic Employment Cost (“BEC”) of R220,000, less such statutory and other deductions as the Company is required or entitled to make in terms of clause 6.3 and Annexure A.

6.2	The BEC is a cost-to-company package which includes the cost of the risk benefits described in clause 8.4. The Employee is not provided with, and the BEC does not include any medical aid or retirement fund contribution; the Employee is solely responsible for arranging and funding his own medical aid and retirement provision independently, from his net (after-tax) remuneration, as more fully set out in Annexure A.

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6.3	The Company will deduct from the Employee’s remuneration all amounts it is required to deduct by law, including but not limited to employees’ tax (PAYE) in terms of the Income Tax Act, and the Employee’s contribution to the Unemployment Insurance Fund (UIF) in terms of the Unemployment Insurance Contributions Act, together with any other statutory levy or contribution applicable from time to time. The Company will separately account for and pay over any employer-only statutory contributions (such as the Skills Development Levy) as required by law; these do not reduce the Employee’s BEC.

6.4	The BEC will accrue from day to day and will be paid monthly in arrears, by direct bank transfer, on or before the last working day of each month.

6.5	The BEC will be reviewed on an annual basis at the Company’s discretion, but no increase is guaranteed.

7. FOREIGN OR INTERNATIONAL BUSINESS TRAVEL ALLOWANCE

7.1	In addition to, and not as part of, the BEC referred to in clause 6, the Employee will be paid a subsistence allowance of USD 242.00 (Two Hundred and Forty-Two United States Dollars) for each night spent in Nigeria on a business trip. For all other foreign or international business travel to countries other than Nigeria, the applicable prescribed SARS allowance for subsistence applicable to the country travelling to, will apply.

7.2	The travel allowance is intended to cover the Employee’s incidental personal subsistence costs while on business trips in any foreign or international businesses and is paid free of South African employees’ tax to the extent, and for so long as, this treatment is permitted under section 8(1) of the Income Tax Act and any applicable South African Revenue Service (SARS) rulings, interpretation notes or advance published subsistence allowance rates in force from time to time.

7.3	The Employee acknowledges that the tax-free treatment described in clause 7.2 depends on the applicable SARS requirements (including record-keeping of dates and purpose of travel) being met, and that the Company reserves the right to withhold tax from the allowance, or any portion of it, if required to do so by law or by SARS. All foreign travel subsistence allowances will be administered in accordance with applicable SARS requirements and prevailing tax legislation, ensuring ongoing payroll and tax compliance.

7.4	The travel allowance will be calculated monthly in arrears based on the Employee’s approved travel and attendance records and paid together with the Employee’s monthly salary, converted to Rand at the Company’s standard exchange rate applied on the date of payment.

7.5	No travel allowance is payable in respect of any day on which the Employee is not present in the country of the foreign business, save as provided in the definition of “Foreign or International Business Travel Working Days” in clause 2.1.5.

8. BENEFITS

8.1	The Employee’s benefits are set out in full in Annexure A. The risk benefits described in clause 8.4 are included within, and funded from, the BEC referred to in clause 6. Medical aid and retirement provision are the Employee’s own responsibility, funded from his net (after-tax) salary, as described in clauses 8.2 and 8.3. The foreign or international business travel benefits described in clause 8.5 are provided by the Company at its own cost, separately from the BEC. Travel to other foreign or international countries where the Company has businesses, will incur the SARS subsistence allowance applicable to the specific country.

8.2	The Company does not provide, arrange, or contribute towards medical aid cover for the Employee, and no medical aid contribution is deducted from the Employee’s BEC. The Employee is responsible for arranging his own medical aid cover appropriate to his needs, funded entirely from his net (after-tax) salary, as set out in Annexure A. Proof of medical aid membership of at minimum a hospital plan needs to be provided to the Company by 31 August 2026.

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8.3	The Company does not provide, arrange, or contribute towards retirement fund membership for the Employee, and no retirement contribution is deducted from the Employee’s BEC. Should the Employee wish to make retirement provision (for example, via a retirement annuity or preservation fund), this is his sole responsibility and must be funded independently from his net (after-tax) salary, as set out in Annexure A.

8.4	The Employee will be covered, at the Company’s cost and included within his BEC, by such group risk benefits (including death and disability cover) as the Company makes available to employees in his category from time to time, as set out in Annexure A. The costs of the risk cover form part of the BEC and is not covered separately by the Company.

8.5	For so long as the Employee is required to undertake business trips to or work in any foreign or international businesses, the Company will, at its own cost (i.e. not funded from the Employee’s BEC), provide or procure: (a) 24-hour accident and medical evacuation risk cover; and (b) on-site medical assistance at the foreign or international business operations, Emergency assistance services, travel security support where required, comprehensive business travel insurance, in each case in accordance with the Company’s international travel risk and duty-of-care provisions, which can be amended from time to time.

8.6	The Company will reimburse the Employee promptly for all reasonable expenses properly and necessarily incurred by him in the performance of his duties, in accordance with the Company’s expense policy, subject to the Employee accounting for such expenses in accordance with that policy.

9. PERFORMANCE BONUS

9.1	The Employee may, at the Company’s absolute and sole discretion, be invited to participate in a discretionary performance bonus scheme operated by the Company from time to time.

9.2	Any such bonus is not guaranteed, does not form part of the Employee’s remuneration for any purpose (including for the calculation of notice pay, leave pay or any other benefit), and is not an automatic or contractual entitlement.

9.3	Should a bonus be paid, the quantum, if any, will be determined by the Company having regard to overall business performance and the Employee’s individual performance, each assessed against criteria determined by the Company from time to time, and participation in any bonus scheme in one year does not entitle the Employee to participate, or to any expectation of participation, in future years.

10. ANNUAL LEAVE

10.1	The Employee is entitled to 20 (twenty) working days’ paid annual leave in respect of each completed annual leave cycle, calculated from the Commencement Date.

10.2	Of the annual leave accrued in each leave cycle, up to 5 (five) days may, with the Company’s prior approval, be carried forward and accumulated into the following leave cycle(s), up to a maximum accumulated balance of 20 (twenty) days at any time.

10.3	Any accumulated leave in excess of the 20 (twenty) day maximum referred to in clause 10.2 will automatically be paid out (encashed) to the Employee at his then-current daily BEC rate, at the end of the leave cycle in which the excess arises.

10.4	Annual leave must be taken at times approved in advance by the Company, having regard to operational requirements, including planned business trips to any foreign or international businesses.

10.5	On termination of employment for any reason, the Employee will be paid out any accrued and unused annual leave; should the Employee have taken leave in excess of his accrued entitlement, the Company may deduct the value of such excess leave from any amount owing to him, subject to the BCEA.

10.6	All other aspects of annual leave not expressly dealt with in this clause are governed by the BCEA.

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11. SICK LEAVE

11.1	The Employee’s sick leave entitlement is determined in accordance with section 22 of the BCEA: during each sick leave cycle of 36 (thirty-six) months, the Employee is entitled to paid sick leave equal to the number of days he would normally work in a 6 (six) week period.

11.2	The Company may require a valid medical certificate for any absence of two or more consecutive days, or where the Employee is absent on more than two occasions in an 8 (eight) week period, in accordance with the BCEA and the Company’s sick leave policy.

11.3	Given the Employee’s business trips to foreign or international businesses, any illness or injury while on site will additionally be managed in accordance with the on-site medical assistance and evacuation arrangements referred to in clause 8.5.

12. FAMILY RESPONSIBILITY AND OTHER STATUTORY LEAVE

12.1	The Employee will be entitled to family responsibility leave, parental leave and any other statutory leave in accordance with the BCEA and the Company’s policies as amended from time to time.

13. DUTIES OF THE EMPLOYEE

13.1	The Employee will perform the duties of Chief Financial Officer, including oversight of the Company’s and the Aeternum Group’s financial management, reporting, budgeting, treasury, tax and statutory compliance functions, and such other reasonably related duties as the Company may from time to time require, diligently, in good faith, and to the best of his ability.

13.2	The Employee will devote his full working time, attention and skill to the business of the Company, will comply with all lawful and reasonable instructions given to him, and will comply with the Company’s policies, procedures, rules and codes of conduct, including health, safety and environmental policies, as amended from time to time.

13.3	The Employee will comply with all applicable South African and foreign or international business country laws, regulations, site rules, immigration and customs requirements while travelling to and working in any foreign or international businesses, and will comply with the Company’s international travel and security policies.

13.4	The Employee will promptly disclose to the Company any actual or potential conflict of interest, and will not, without the Company’s prior written consent, engage in any other remunerated work or business activity that conflicts, or may conflict, with his duties under this Agreement.

13.5	Nothing in this clause 13 will prevent the Employee from (a) serving as a director or member of the board or a committee of any other entity, provided this does not create a conflict of interest under clause 13.4; (b) delivering lectures, publishing, or engaging in speaking engagements relating to his area of expertise; (c) serving as a director or trustee of any charitable, governmental or educational organisation; or (d) engaging in personal investment and community activities — provided that none of the above activities competes with, or in the Company’s reasonable opinion casts the Company or the Aeternum Group in a negative light in relation to, the business of the Company.

14. HEALTH, SAFETY AND TRAVEL RISK

14.1	The Employee will comply with all applicable occupational health and safety requirements, both in South Africa and while on business trips in any foreign or international businesses, including any pre-deployment medical, security or safety briefings the Company requires.

14.2	The Employee will promptly report any workplace incident, illness or injury, whether occurring in South Africa or any foreign or international businesses in accordance with Company policy, to enable the Company (including under the arrangements referred to in clause 8.5) to respond appropriately.

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15. CONFIDENTIALITY

15.1	The Employee acknowledges that, in the course of his employment, he will have access to confidential and commercially sensitive information and trade secrets of the Company and the Aeternum Group, including technical, operational, financial, and commercial information relating to the Company’s and the Group’s business, including its foreign or international business operations.

15.2	The Employee undertakes that he will not, either during his employment (except in the proper performance of his duties) or after its termination, without limit of time, disclose or use any such confidential information or trade secrets for his own benefit or that of any third party, save where disclosure is required by law or authorised in writing by the Company.

15.3	This obligation does not apply to information that is or becomes part of the public domain other than through the Employee’s breach of this clause.

16. INTELLECTUAL PROPERTY

16.1	Any invention, process improvement, design, report, financial model, or other work of authorship created by the Employee in the course and scope of his employment, whether in South Africa or any foreign or international businesses, will belong to the Company, and the Employee assigns to the Company, to the extent necessary, all right, title and interest (including copyright) in and to any such work.

16.2	The Employee will, both during and after his employment, sign such documents and do such things as the Company may reasonably need to give effect to clause 16.1.

17. TERMINATION

17.1	The Company may summarily terminate this Agreement, without notice or payment in lieu of notice, if the Employee commits a serious breach of this Agreement, is guilty of serious or repeated misconduct, dishonesty, or gross negligence, or if his employment is otherwise lawfully terminated in accordance with the LRA and the Company’s disciplinary code, following a fair process.

17.2	The Company may terminate this Agreement on grounds of the Employee’s incapacity (ill health, injury, or poor performance) or the Company’s operational requirements, in each case in accordance with the LRA, the BCEA, and a fair process.

17.3	The Company may, at its sole discretion, pay the Employee an amount in lieu of some or all of the applicable notice period referred to in clause 17.4, calculated with reference to the Employee’s BEC (excluding the discretionary bonus referred to in clause 9 and the foreign or international business travel allowance referred to in clause 7, or the applicable allowance prescribed by SARS for travel to foreign or international businesses other than Nigeria, save to the extent required otherwise by law).

17.4	Should the Employee wish to resign from his employment, the Employee must serve two (2) months’ notice, unless waived by the Company due to the seniority of the position.

17.5	Should the Employee die during the term of this Agreement, this Agreement and the Employee’s employment will automatically terminate, and the Company’s obligations to the Employee’s estate will be limited to the Employee’s Accrued Benefits as at the date of death, together with any benefits payable in terms of the Company’s group risk benefits referred to in clause 8.4.

17.6	For the purposes of clause 17.2, incapacity arising from ill health or injury will be assessed with reference to whether the Employee is unable to perform his essential functions, with or without reasonable accommodation, for an aggregate of ninety (90) days or more within any twelve (12) consecutive months, such assessment to be made by an independent medical practitioner reasonably acceptable to both the Company and the Employee, in accordance with the applicable incapacity provisions of the LRA.

17.7	Should the Company (a) materially and unilaterally diminish the Employee’s duties, authority or reporting line as Chief Financial Officer; (b) materially reduce the Employee’s BEC or total guaranteed remuneration; or (c) materially breach this Agreement and fail to remedy such breach within thirty (30) days of receiving written notice from the Employee, the Employee may resign and will be treated, for the purposes of any severance or notice entitlement, as though his employment had been terminated by the Company without fault on his part.

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17.8	Should there be a Change of Control of the Company or the Aeternum Group (meaning the acquisition, directly or indirectly, of fifty percent (50%) or more of the shares, or a sale of all or substantially all of the assets, of the Company or the Group), the Employee may elect, within one hundred and eighty (180) days of such Change of Control, to resign and be treated as though clause 17.7 applied.

17.9	Any severance or continued remuneration payable to the Employee under this clause 17 will not be reduced or offset by any remuneration or benefit the Employee earns from alternative employment or other sources following termination, nor will the Employee be required to mitigate his loss by seeking alternative employment.

18. RETURN OF COMPANY PROPERTY

18.1	On termination of this Agreement for any reason, or earlier on request, the Employee will immediately return to the Company all property belonging to the Company or the Aeternum Group in his possession or under his control, including documents, data, equipment, access cards, and any other Company or Group property, whether held in South Africa or any foreign or international businesses.

19. DATA PROTECTION

19.1	The Company will process the Employee’s personal information, including special personal information such as health information relevant to his fitness to travel and work in any foreign or international businesses, in accordance with the Protection of Personal Information Act, 2013 (“POPIA”), for purposes reasonably connected with the administration of this Agreement and the employment relationship.

19.2	The Employee consents to the Company sharing relevant personal information with service providers (including medical aid, retirement fund, insurance and travel-risk providers, and the Company’s foreign or international business operations) strictly to the extent necessary for the purposes described in clause 19.1.

20. GENERAL

20.1	This Agreement, together with Annexure A and the Company’s policies referred to in it, constitutes the entire agreement between the parties relating to the Employee’s employment and supersedes any prior agreement, representation or understanding, whether written or oral.

20.2	No variation of this Agreement will be valid unless recorded in writing and signed by both parties.

20.3	This Agreement is governed by, and will be interpreted in accordance with, the laws of the Republic of South Africa, and the parties submit to the exclusive jurisdiction of the South African courts, without prejudice to any right the Company may have to enforce its rights in any foreign or international business, in relation to the Employee’s conduct while on site there.

20.4	During the term of this Agreement, the Company will, to the maximum extent permitted by South African law and the Company’s memorandum of incorporation, indemnify the Employee against liability incurred in the proper performance of his duties, and will maintain directors’ and officers’ liability insurance cover for the Employee on the same basis as it provides such cover to other senior employees of the Company, to the extent applicable to his role.

20.5	Should any dispute arise out of this Agreement and be referred to arbitration or the appropriate court or tribunal, the party substantially successful in such dispute will be entitled to recover its reasonable legal costs from the other party, unless that forum’s rules provide otherwise.

20.6	Each party warrants to the other that it or he has the necessary power and authority to enter into and perform its or his obligations under this Agreement, and that doing so will not conflict with any other agreement to which it or he is a party.

20.7	Any notice required or permitted to be given under this Agreement will be in writing and will be deemed to have been received when delivered by hand, or three (3) business days after being sent by registered post, to the addresses of the parties recorded in this Agreement or such other address as either party may notify to the other from time to time.

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SIGNATURE

Signed on behalf of the Company:

/s/ Josua Oosthuizen
Name:	Josua Oosthuizen
Designation:	Chief Executive Officer

Date:	21 August 2026

Signed by the Employee:

/s/ Pieter Scholtz
Pieter Scholtz

Date:	21 August 2026

In the presence of:

Witness

Date:

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ANNEXURE A

REMUNERATION AND BENEFITS

1. Basic Employment Cost

1.1	The Employee’s monthly Basic Employment Cost (BEC) is R 220,000, payable monthly in arrears, less statutory deductions as set out in clause 6.3 of the Agreement and the risk benefit cover contributions described below.

1.2	The BEC includes the cost of the risk benefits described in item 5 below. It does not include, and the Company does not fund or deduct, any medical aid or retirement fund contribution — these are the Employee’s own responsibility, funded from his net (after-tax) salary, as described in items 3 and 4 below.

2. Foreign or International Business Travel Allowance

2.1	USD 242.00 per night spent in Nigeria, or applicable SARS rate for other foreign or international businesses, paid in addition to and separately from the BEC, as set out in clause 7 of the Agreement.

3. Medical Aid (self-funded, from net salary)

3.1	The Company does not provide, select, or contribute towards a medical aid scheme for the Employee. The Employee is responsible for arranging his own medical aid cover, appropriate to his needs.

3.2	The Employee’s medical aid contribution is funded entirely from his net (after-tax) salary, by way of a debit order or other payment arrangement made directly by the Employee with his chosen scheme. No medical aid contribution is deducted by the Company or forms part of the BEC.

4. Retirement Provision (self-funded, from net salary)

4.1	The Company does not provide, select, or contribute towards a retirement fund for the Employee. Retirement provision (for example, a retirement annuity or preservation fund) is entirely the Employee’s own choice and responsibility.

4.2	Should the Employee choose to make retirement provision; this must be funded entirely from his net (after-tax) salary. No retirement contribution is deducted by the Company or forms part of the BEC.

4.3	Should the Employee elect to contribute to a retirement vehicle; he is responsible for selecting a fund and investment portfolio suited to his own risk profile and objectives.

5. Risk Benefits (Company-funded, included in BEC)

5.1	The Employee will be covered, and included within the R 220,000 BEC, by such group life, disability and funeral risk benefits as the Company makes available to employees in his category from time to time in accordance with the rules of the applicable scheme(s).

6. Foreign or International Business Travel Risk Cover (Company-funded)

6.1	For so long as the Employee is required to undertake business trips to or work in foreign or international businesses, the Company will provide, at its own cost:

●	24-hour accident and medical evacuation cover while travelling to, from, and within the foreign or international businesses for work purposes; and

●	on-site medical assistance at the foreign or international business operations,

●	security where required

●	travel insurance

6.2	In each case in accordance with the Company’s international travel risk and duty-of-care policy as amended from time to time. This cover is funded from the Employee’s BEC.

7. Performance Bonus

7.1	Participation in any discretionary performance bonus scheme, and the quantum of any bonus paid, is entirely at the Company’s discretion and depends on both overall business performance and the Employee’s individual performance, as set out in clause 9 of the Agreement. No bonus is guaranteed.

8. Annual Leave

8.1	20 (twenty) working days per completed annual leave cycle, with accumulation and encashment of excess leave as set out in clause 10 of the Agreement.

9. Statutory Deductions

9.1	PAYE (employees’ tax), the Employee’s UIF contribution, and any other deduction the Company is required by law to make, will be deducted from the Employee’s BEC each month.

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ANNEXURE B

REQUIRED SUPPORTING DOCUMENTS

Before the Commencement Date, or such later date as the Company may allow, the Employee must provide the Company with certified copies (certified within the preceding 3 months by a Commissioner of Oaths or other person authorised to certify documents) of each of the following:

●	Degree Certificate / relevant professional qualification(s)

●	Certificate of membership/registration with the relevant professional body (e.g. SAICA, CIMA, or equivalent), if applicable

●	Any other qualification certificate(s) relevant to the position

●	Identity Document

●	Passport (valid, with at least 6 months validity remaining, given the Employee’s business travel to foreign or international businesses)

●	Proof of current medical aid membership

The Company reserves the right to verify any document provided under this Annexure B, and to withdraw or terminate this offer of employment, or the Employee’s employment, if any document proves to be false, misleading, or is not provided within a reasonable time.

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